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EXHIBIT 21

Consolidated Graphics, Inc.
Subsidiaries:

Jurisdiction of Incorporation
AGS Custom Graphics, Inc.	Maryland
American Lithographers, Inc.	California
Apple Graphics, Inc.	California
Austin Printing Company, Inc.	Georgia
Automated Graphic Imaging/Copy Center, Inc.	Washington D.C
Automated Graphic Systems, LLC	Maryland
Bridgetown Printing Co.	Oregon
Byrum Lithographing Co.	Ohio
CGML General Partner, Inc.	Delaware
CGML, LLC	Delaware
CGXmedia, Inc.	Texas
Chas. P. Young Company	Texas
Chas. P. Young Company, Inc.	New York
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Consolidated Carqueville Printing Company	Illinois
Consolidated Graphics California	California
Consolidated Graphics Development Company	Delaware
Consolidated Graphics Development LLC	Delaware
Consolidated Graphics Management, Ltd.	Texas
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Properties, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Consolidated Paragraphics, Inc.	California
Copy-Mor, Inc.	Illinois
Courier Printing Company	Tennessee
Digital Direct, Inc.	Pennsylvania
Direct Color, Inc.	California
Eagle Press, Inc.	California
Eastwood Printing Corporation	Colorado
Emerald City Graphics, Inc.	Washington
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
Georges & Shapiro Lithograph, Inc.	California

Geyer Printing Company, Inc.	Pennsylvania
Gilliland Printing, Inc.	Kansas
Graphic Communications, Inc.	California
Graphic Technology of Maryland, Inc.	Maryland
Graphion, Inc.	California
Gritz-Ritter Graphics, Inc.	Colorado
Grover Printing Company	Texas
Gulf Printing Company	Texas
H&N Printing & Graphics, Inc.	Maryland
Heath Printers, Inc.	Washington
Heritage Graphics, Inc.	Texas
Image Systems, Inc.	Wisconsin
Ironwood Lithographers, Inc.	Arizona
Keys Printing Company	South Carolina
Lincoln Printing Corporation	Indiana
Maryland Composition.com, Inc.	Maryland
Maxwell Graphic Arts, Inc.	New Jersey
McKay Press, Inc.	Michigan
Mercury Printing Company, Inc.	Tennessee
Mercury Web Printing, Inc.	Kansas
Metropolitan Printing Services, Inc.	Indiana
Mobility, Inc.	Virginia
Mount Vernon Printing Company	Maryland
Multiple Images Printing, Inc.	Illinois
Piccari Press, Inc.	Pennsylvania
Precision Litho, Inc.	California
Pride Printers, Inc.	Massachusetts
Printing Corporation of America	Maryland
Printing, Inc.	Kansas
Rush Press, Inc.	California
S & S Graphics, LLC	Maryland
S & S Graphics Property, LLC	Delaware
Serco Forms, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superb Printing Company	Texas
Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
The Etheridge Company	Michigan
The Graphics Group, Inc.	Texas
The Jarvis Press, Inc.	Texas
The John C. Otto Company, Inc.	Massachusetts

The Printery, Inc.	Wisconsin
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing and Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Tulsa Litho Company	Oklahoma
Tursack Incorporated	Pennsylvania
Walnut Circle Press, Inc.	North Carolina
Web Graphics, Inc.	Kansas
Wentworth Corporation	South Carolina
Western Lithograph Company	Texas
Westland Printers, Inc.	Maryland
Wetzel Brothers, LLC	Wisconsin
Woodridge Press, Inc.	California

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  EXHIBIT 21